UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 29, 2011
CVR ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33492	61-1512186
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
2277 Plaza Drive, Suite 500
Sugar Land, Texas 77479
(Address of principal
executive offices,
including zip code)
Registrant’s telephone number, including area code: (281) 207-3200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
SIGNATURES

Item 7.01 Regulation FD Disclosure.
     Based on preliminary data, CVR Partners, LP (the “Partnership”), which operates CVR Energy’s nitrogen fertilizer business, estimates that its production and average pricing for the quarter ended March 31, 2011 will be as follows:
•	CVR Energy estimates that the Partnership will produce approximately 100,000 to 105,000 tons of ammonia during the quarter ended March 31, 2011, of which approximately 33,000 to 35,000 net tons will be available for sale, and the rest will be upgraded to 163,000 to 170,000 tons of UAN. During the quarter ended March 31, 2010, the plant produced approximately 105,100 tons of ammonia, of which 38,200 net tons were available for sale, and the rest was upgraded to 163,800 tons of UAN.
•	CVR Energy estimates that the average plant gate price for tons of ammonia recognized in revenue by the Partnership during the quarter ended March 31, 2011 will be approximately $560 to $565 and the average plant gate price for tons of UAN recognized in revenue by the Partnership during the quarter ended March 31, 2011 will be approximately $200 to $210. During the quarter ended March 31, 2010, the average plant gate price for tons of ammonia recognized in revenue by the Partnership was $282 and the average plant gate price for tons of UAN recognized in revenue by the Partnership was $167.
•	CVR Energy estimates that the tons sold of ammonia of the Partnership during the quarter ended March 31, 2011 will be approximately 23,500 to 26,500 and the tons sold of UAN during the quarter ended March 31, 2011 will be approximately 169,500 to 175,500. During the quarter ended March 31, 2010, the Partnership sold approximately 31,200 tons of ammonia and 155,800 tons of UAN.
     The Partnership’s UAN pricing in the first quarter of 2011 was adversely impacted by the outage of a high-pressure UAN vessel that occurred in September 2010. This caused the Partnership to shift delivery of lower priced tons from the fourth quarter of 2010 to the first and second quarters of 2011.
     Because the Partnership’s financial statements for the quarter ended March 31, 2011 are not yet available, the estimates included above are preliminary, unaudited, not reviewed by our accountants, subject to completion, reflect CVR Energy’s and the Partnership’s current best estimates and may be revised as a result of management’s further review of the results. During the course of the preparation of CVR Energy’s and the Partnership’s consolidated financial statements and related notes, CVR Energy may identify items that would require it to make material adjustments to the preliminary financial information presented above.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
     Date: March 29, 2011

CVR ENERGY, INC.
By:	/s/ Edward A. Morgan
Edward A. Morgan
Chief Financial Officer and Treasurer